McCurdy                                                27955 Clemens  Road
& Associates                                           Westlake, Ohio 44145
CPA's, Inc.                                            Phone: (440) 835-8500
                                                       Fax: (440) 835-1093

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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in this Post-Effective Amendment Number 5 of our report dated May 19, 1998 and to all references to our firm included in or made a part of this Post-Effective Amendment.



/s/ McCurdy & Associates CPA's, Inc.
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McCurdy & Associates CPA's, Inc.
June 25, 1998